UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2019

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Ordinary Shares	QURE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 5, 2019, uniQure N.V. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and SVB Leerink LLC, as representatives for the underwriters named therein (the “Underwriters”), relating to an underwritten public offering of 4,891,305 ordinary shares, nominal value €0.05 per share, at a price to the public of $46.00 per share. The Company expects to receive approximately $211.1 million in net proceeds from the offering, assuming no exercise by the Underwriters of their option to purchase additional shares. Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 733,695 shares of its ordinary shares at the public offering price less underwriting discounts and commissions. The shares are expected to be delivered to the Underwriters on or about September 10, 2019, subject to the satisfaction of customary closing conditions.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-225636), that was filed with the Securities and Exchange Commission (the “SEC”) on June 14, 2018 and automatically become effective upon filing. A copy of the Underwriting Agreement executed in connection with the offering is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The Underwriting Agreement contains representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing. Additionally, the Company has agreed to provide the Underwriters with customary indemnification rights under the Underwriting Agreement.

The legal opinion of Rutgers Posch Visée Endedijk N.V. as to the legality of the ordinary shares being offered is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 8.01 Other Events.

On September 5, 2019, the Company issued a press release entitled “uniQure Announces Pricing of its Public Offering.” The full text of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

1.1	Underwriting Agreement between the Company, Goldman Sachs & Co. LLC and SVB Leerink LLC, as representatives for the underwriters named therein, dated as of September 5, 2019.

5.1	Opinion of Rutgers Posch Visée Endedijk N.V.

23.1	Consent of Rutgers Posch Visée Endedijk N.V (contained in Exhibit 5.1)

99.1	Press Release dated September 5, 2019, entitled “uniQure Announces Pricing of its Public Offering”

104	Cover Page formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIQURE N.V.

Date: September 6, 2019	By:	/S/ MATTHEW KAPUSTA
Matthew Kapusta
Chief Executive Officer and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement between the Company, Goldman Sachs & Co. LLC and SVB Leerink LLC, as representatives for the underwriters named therein, dated as of September 5, 2019.

5.1	Opinion of Rutgers Posch Visée Endedijk N.V.

23.1	Consent of Rutgers Posch Visée Endedijk N.V (contained in Exhibit 5.1)

99.1	Press Release dated September 5, 2019, entitled “uniQure Announces Pricing of its Public Offering”

104	Cover Page formatted in Inline XBRL

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